EXHIBIT 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.® Prosperity Bank Plaza 4295 San Felipe Houston, Texas 77027	Dan Rollins President and Chief Operating Officer 281.269.7199 dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER EARNINGS

•	2Q 2008 Earnings Per Share of $0.52 (diluted)

•	Net Interest Margin (tax equivalent) increases to 4.10%

•	NPA’s reduced to 0.22% of Average Earning Assets

HOUSTON, July 23, 2008. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported earnings for the quarter ended June 30, 2008. Net income for the quarter was $23.437 million or $0.52 per diluted common share, an increase in net income of $444,000 or 1.9%, compared with $22.993 million or $0.52 per diluted common share for the same period in the prior year.

Since January 1, 2007, Prosperity has completed the following acquisitions: 1st Choice Bancorp, Inc. on June 1, 2008, Houston branches of Banco Popular North America on January 10, 2008, The Bank of Navasota, N.A. on September 1, 2007 and Texas United Bancshares, Inc. on January 31, 2007. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“I am proud to report another strong quarter of performance by our bank,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “While we are certainly not immune to the issues facing the commercial banking industry nationwide, we are pleased with our performance and are cautiously optimistic about the future.”

Results of operations for the three months ended June 30, 2008

For the three months ended June 30, 2008, net income was $23.437 million compared with $22.993 million for the same period in 2007. Net income per diluted common share was $0.52 for the three months ended June 30, 2008 and 2007. Returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2008 were 1.43%, 7.96% and 26.93%, respectively. Prosperity’s efficiency ratio was 46.17% for the three months ended June 30, 2008.

Net interest income before provision for credit losses for the quarter ended June 30, 2008 increased 5.1% to $53.971 million compared with $51.344 million during the same period in 2007. The increase was attributable primarily to a 5.1% increase in average earning assets. The net interest margin on a tax equivalent basis increased to 4.10% for the three months ended June 30, 2008 compared with 4.09% for the same period in 2007.

Non-interest income decreased 5.6% to $13.066 million for the three months ended June 30, 2008 compared with $13.845 million for the same period in 2007. The decrease was attributable primarily to a $200,000 decrease in gains on the sale of held for sale loans and a $416,000 decrease in trust and investment income, which is a component of other non-interest income. Prosperity discontinued the origination of mortgage loans for sale, which was part of the mortgage banking activities of Texas United Bancshares, Inc. (TXUI), in the fourth quarter 2007 and does not expect to have significant gains and losses from this activity going forward. The decrease in trust and investment income was due to the dissolution in the second quarter of 2007 of the trust department acquired in the TXUI acquisition. Linked quarter non-interest income increased 3.1% primarily due to an increase in service charges on deposit accounts related to the 1st Choice acquisition.

Non-interest expense increased $788,000 or 2.6% to $30.860 million for the second quarter of 2008 compared with $30.072 million for the second quarter of 2007. The increase was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the three acquisitions completed since July 2007. Linked quarter non-interest expense increased 6.0% primarily due to the 1st Choice acquisition and increases in annual salaries and benefits and professional fees.

Loans at June 30, 2008 were $3.313 billion, an increase of $132.152 million, or 4.2%, compared with $3.181 billion at June 30, 2007. Linked quarter loans increased 4.8% or $151.701 million, with loans increasing from $3.162 billion at March 31, 2008. As reflected in the table below, linked quarter loan growth for the second quarter of 2008 was impacted by the loans acquired as a part of the acquisitions of The Bank of Navasota, the Banco Popular Houston branches and 1st Choice. Excluding the loans acquired as a part of those acquisitions, linked quarter loans decreased 1.0%.

Deposits at June 30, 2008 were $5.297 billion, an increase of $520.252 million or 10.9%, compared with $4.776 billion at June 30, 2007. Linked quarter deposits increased 7.0% from $4.949 billion at March 31, 2008. As reflected in the table below, linked quarter deposits for the second quarter of 2008 were impacted by the deposits assumed as a part of the acquisitions of Navsasota, the Banco Popular Houston branches and 1st Choice. Excluding deposits assumed as a part of those acquisitions, linked quarter deposits increased 1.0%.

Balance Sheet Data (at period end)	June 30, 2008	Mar 31, 2008	June 30, 2007
(In Thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Loans:
Acquired with The Bank of Navasota	$21,862	$24,339	$0
Acquired with Banco Popular Houston Branches	2,207	1,629	0
Acquired with 1st Choice Bank	184,526	0	0
All other	3,104,733	3,135,659	3,181,176

Total Loans	$3,313,328	$3,161,627	$3,181,176

Deposits:
Assumed with The Bank of Navasota	$60,470	59,212	$0
Assumed with Banco Popular Houston Branches	127,965	117,873	0
Assumed with 1st Choice Bank	287,996	0	0
All other	4,820,203	4,771,633	4,776,382

Total Deposits	$5,296,634	$4,948,718	$4,776,382

Average loans decreased 0.5% or $16.595 million to $3.203 billion for the quarter ended June 30, 2008 compared with $3.220 billion for the same period of 2007. Linked quarter average loans increased 1.9% or $60.131 million from $3.143 billion. Average deposits increased 4.2% to $5.040 billion for the quarter ended June 30, 2008 compared with $4.838 billion for the same period of 2007. Linked quarter average deposits increased 2.1% or $101.885 million from $4.938 billion at March 31, 2008. The linked quarter increase in both average loans and average deposits was primarily due to the 1st Choice acquisition.

At June 30, 2008, construction loans totaled $658.669 million, consisting of approximately $225 million of single family residence construction; $130 million of land development; $135 million of raw land; $100 million of lot loans; and $69 million of commercial construction and other construction loans.

The provision for credit losses was $1.000 million for the three months ended June 30, 2008, $320,000 for the three months ended June 30, 2007 and $1.167 million for the three months ended March 31, 2008. In making its evaluation of the adequacy of the allowance for credit losses, management considers factors such as historical loan loss experience, industry diversification of Prosperity’s commercial loan portfolio, the amount of nonperforming assets and related collateral, the volume, growth and composition of Prosperity’s loan portfolio, current economic changes that may affect the borrower’s ability to pay and the value of collateral, the evaluation of Prosperity’s loan portfolio through its internal loan review process and other relevant factors.

Non-performing assets totaled $11.651 million or 0.22% of average earning assets at June 30, 2008 compared with $11.193 million or 0.22% of average earning assets at June 30, 2007 and $17.554 million or 0.33% of average earnings assets at March 31, 2008. At June 30, 2008, the allowance for credit losses was 1.03% of total loans, compared with 1.14% at June 30, 2007 and 1.01% of total loans at March 31, 2008.

Prosperity owns Fannie Mae and Freddie Mac preferred stock with a par value of $24 million. In the fourth quarter of 2007, the net book value of the preferred stock was reduced to it’s December 31, 2007 market value of $14.025 million, or 0.21% of total assets at June 30, 2008, due to an other-than-temporary impairment charge of $9.975 million. The market value of the Fannie Mae and Freddie Mac preferred stock was $11.769 million as of June 30, 2008, or 0.17% of total assets, resulting in an unrealized loss of $2.256 million as of June 30, 2008 and a $1.466 million reduction in equity through other comprehensive income as of the same date.

At June 30, 2008, Prosperity had $6.794 billion in total assets, $3.313 billion in loans, $5.297 billion in deposits, and approximately 336,000 deposit and loan accounts. Assets, loans and deposits at June 30, 2008 grew by 9.8%, 4.2% and 10.9%, respectively, compared with their level at June 30, 2007.

Results of operations for the six months ended June 30, 2008

For the six months ended June 30, 2008, net income was $46.375 million compared with $43.222 million for the same period in 2007. Net income per diluted common share was $1.04 for the six months ended June 30, 2008 compared with $1.02 for the same period in 2007. Returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2008 were 1.43%, 7.99% and 27.01%, respectively. Prosperity’s efficiency ratio was 45.62% for the six months ended June 30, 2008.

Net interest income before provision for credit losses for the six months ended June 30, 2008 increased $8.534 million or 8.8%, to $105.966 million compared with $97.432 million during the same period in 2007. The increase was attributable primarily to a 7.1% increase in average earning assets.

Non-interest income increased $229,000 or 0.9% to $25.745 million for the six months ended June 30, 2008 compared with $25.516 million for the same period in 2007. The increase was attributable primarily to the increased customer service charges associated with the additional banking centers acquired as a part of the four acquisitions completed since January 2007, partially offset by a decrease in gain on sale of held for sale loans and trust and investment income.

Non-interest expense increased $2.637 million or 4.6% to $59.980 million for the first six months of 2008 compared with $57.343 million the same period in 2007. The increase was mainly attributed to the increased operating costs associated with the additional banking centers acquired as a part of the four acquisitions completed since January 2007.

The provision for credit losses was $2.167 million for the six months ended June 30, 2008 and $565,000 for the six months ended June 30, 2007. Net charge offs were $2.806 million for the six months ended June 30, 2008 and $1.166 million for the six months ended June 30, 2007.

Redemption of Junior Subordinated Debentures

On June 26, 2008, Prosperity redeemed in full the junior subordinated debentures held by SNB Statutory Trust II in the amount of $10.310 million. The debentures redeemed bore interest at a floating rate of 3 month LIBOR + 3.15%. The trust in turn redeemed in full the trust preferred securities and common securities it issued.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 23, 2008 at 10:30 a.m. Eastern Daylight Savings Time (9:30 a.m. Central Daylight Savings Time) to discuss Prosperity’s second quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-862-9098, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “2nd Quarter Results and Webcast” link.

Acquisition of 1st Choice Bancorp, Inc.

On June 1, 2008, Prosperity completed its previously announced acquisition of 1st Choice Bancorp, Inc. and its wholly- owned subsidiary, 1st Choice Bank. 1st Choice Bancorp, Inc. operated two (2) banking offices in Houston, Texas, with one location in South Houston and another in the Heights area, which was consolidated with Prosperity’s Heights location and is located in 1st Choice’s Heights banking office. As of May 31, 2008, 1st Choice Bancorp reported total assets of approximately $314.9 million, loans of approximately $192.7 million, deposits of approximately $285.2 million and stockholders’ equity of approximately $26.4 million.

In connection with the acquisition, Prosperity issued 1,757,757 shares of Prosperity common stock plus approximately $18.758 million in cash for all outstanding shares of 1st Choice Bancorp.

Acquisition of Banco Popular’s Houston Branches

On January 10, 2008, Prosperity Bank® completed its previously announced acquisition of six (6) Houston retail bank branches from Banco Popular North America. The branches had approximately $125 million in combined deposits. All six (6) locations are now operating as full service banking centers of Prosperity Bank®.

Acquisition of The Bank of Navasota, N.A.

On September 1, 2007, Prosperity completed its previously announced acquisition of The Bank of Navasota, N.A. Navasota is located between Hempstead and College Station and bridges the gap between Prosperity’s banking centers in northwest Houston, including Hempstead, and its five (5) locations in Bryan-College Station. The Bank of Navasota operated one (1) banking office in Navasota, Grimes County, Texas, which became a full service banking center of Prosperity Bank. As of August 31, 2007, The Bank of Navasota reported total assets of approximately $73.4 million, loans of approximately $33.0 million, deposits of approximately $63.8 million and shareholders’ equity of approximately $9.1 million.

In connection with the acquisition, Prosperity issued 251,454 shares of its common stock and paid approximately $8.625 million in cash for all outstanding shares of The Bank of Navasota.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $6.8 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred thirty-one (131) full service banking locations; forty-six (46) in the Houston CMSA; thirty-three (33) in the South Texas area including Corpus Christi and Victoria; twenty-six (26) in the Dallas/Fort Worth metroplex; two (2) in the East Texas area; twenty-four (24) in the Central Texas area including Austin, Bryan/College Station and San Antonio. Prosperity Bank® operates the following full service banking centers:

Central Texas	Cedar Hill	Downtown	South Texas Area -
Area -	Central Expressway	Fairfield
	Frisco	Gessner	Corpus Christi -
Austin -	Frisco - West	Gladebrook	Airline
Allandale	Kiest	Harrisburg	Carmel
Cedar Park	Preston Road	Heights	Everhart
Congress	Red Oak	Highway 6 West	Northwest
183	The Colony	Hillcroft	Saratoga
Lakeway	Turtle Creek	Holcombe	Woodlawn
Liberty Hill	Westmoreland	Little York	Water Street
Oak Hill		Medical Center
Research Blvd	Fort Worth -	Memorial Drive	Other South Texas
Round Rock	Haltom City	Pasadena	Locations -
	Keller	Pecan Grove	Alice
Bryan/College	Roanoke	River Oaks	Aransas Pass
Station -	Stockyards	Sugar Land	Bay City
Bryan		SW Medical Center	Beeville
Bryan- East	Other Dallas/Fort	Tanglewood	Cuero
Bryan- North	Worth Locations -	Uptown	East Bernard
College Station	Azle	Waugh Drive	Edna
Wellborn Road	Blooming Grove	Westheimer	El Campo
	Corsicana	Woodcreek	Goliad
	Ennis		Gonzales
Other Central	Gainesville	Other Houston	Hallettsville
Texas Locations -	Mesquite	Area	Kingsville
Caldwell	Muenster	Locations -	Mathis
Dime Box	Sanger	Angleton	Palacios
Flatonia	Waxahachie	Cinco Ranch	Pleasanton
La Grange		Cleveland	Port Aransas
Lexington	East Texas Area -	Dayton	Port Lavaca
Navasota	Crockett	Galveston	Portland
New Braunfels	Grapeland	Hempstead	Rockport
San Antonio		Hitchcock	Seguin
Schulenburg		Katy	Sinton
Weimar		Liberty	Victoria
	Houston Area -	Magnolia	Victoria - North
		Mont Belvieu	Wharton
	Houston -	Needville	Yoakum
Dallas/Fort Worth	Aldine	Sweeny	Yorktown
Area -	Bellaire	Tomball
	CityWest	Waller
Dallas -	Clear Lake	West Columbia
Abrams Centre	Copperfield	Winnie
Balch Springs	Cypress	Wirt
Camp Wisdom

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

- - -

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data

Total interest income	$81,979	$87,300	$166,444	$167,163
Total interest expense	28,008	35,956	60,478	69,731

Net interest income	53,971	51,344	105,966	97,432
Provision for credit losses	1,000	320	2,167	565

Net interest income after provision for credit losses	52,971	51,024	103,799	96,867

Total non-interest income	13,066	13,845	25,745	25,516
Total non-interest expense	30,860	30,072	59,980	57,343

Net income before taxes	35,177	34,797	69,564	65,040
Federal income taxes	11,740	11,804	23,189	21,818

Net income	$23,437	$22,993	$46,375	$43,222

Basic earnings per share	$0.52	$0.53	$1.04	$1.03

Diluted earnings per share	$0.52	$0.52	$1.04	$1.02

Period end shares outstanding	46,060	43,811	46,060	43,811
Weighted average shares outstanding (basic)	44,852	43,796	44,520	41,816
Weighted average shares outstanding (diluted)	45,039	44,216	44,676	42,261

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages

Total loans	$3,203,305	$3,219,900	$3,173,240	$3,045,020
Investment securities	2,131,370	1,837,702	2,054,440	1,852,538
Federal funds sold and other temporary investments	33,803	51,238	82,702	61,288

Total earning assets	5,368,478	5,108,840	5,310,382	4,958,846
Allowance for credit losses	(32,813)	(36,348)	(32,381)	(34,173)
Cash and due from banks	131,015	152,302	138,354	142,021
Goodwill	785,604	739,316	772,774	691,489
Core Deposit Intangibles (CDI)	43,461	50,576	44,131	36,818
Other real estate	8,581	1,315	10,002	1,033
Fixed assets, net	123,876	119,615	123,705	113,090
Other assets	111,062	112,310	111,016	106,185

Total assets	$6,539,264	$6,247,926	$6,477,983	$6,015,309

Non-interest bearing deposits	$1,215,176	$1,168,630	$1,184,121	$1,097,824
Interest bearing deposits	3,824,628	3,669,599	3,803,669	3,578,549

Total deposits	5,039,804	4,838,229	4,987,790	4,676,373
Securities sold under repurchase agreements	82,408	75,809	74,241	67,515
Federal funds purchased and other borrowings	76,132	65,892	86,554	88,075
Junior subordinated debentures	102,575	141,236	106,012	133,763
Other liabilities	61,187	49,799	63,032	43,344
Shareholders’ equity(A)	1,177,158	1,076,961	1,160,354	1,006,239

Total liabilities and equity	$6,539,264	$6,247,926	$6,477,983	$6,015,309

(A)

Includes $1,675 and ($1,819), in after tax unrealized gains (losses) on available for sale securities for the three month periods ending June 30, 2008 and June 30, 2007, respectively, and $172 and ($2,194) for the six month periods ending June 30, 2008 and June 30, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$55,948	$64,622	$114,468	$121,882
Interest on securities	25,856	21,996	50,639	43,705
Interest on federal funds sold and other earning assets	175	682	1,337	1,576

Total interest income	81,979	87,300	166,444	167,163

Interest expense - deposits	25,210	31,421	54,155	60,534
Interest expense - debentures	1,558	2,896	3,577	5,494
Interest expense - other	1,240	1,639	2,746	3,703

Total interest expense	28,008	35,956	60,478	69,731

Net interest income (B)	53,971	51,344	105,966	97,432
Provision for credit losses	1,000	320	2,167	565

Net interest income after provision for credit losses	52,971	51,024	103,799	96,867

Service charges on deposit accounts	10,727	10,613	21,233	19,123
Net gain on sale of assets	198	82	241	96
Brokered mortgage income	113	254	222	386
Net gain on sale of held for sale loans	110	310	183	913
Other non-interest income	1,918	2,586	3,866	4,998

Total non-interest income	13,066	13,845	25,745	25,516

Salaries and benefits (C)	16,751	16,496	32,881	31,798
CDI amortization	2,459	2,566	4,951	4,711
Net occupancy and equipment	2,867	2,636	5,677	5,094
Depreciation	1,920	1,885	3,857	3,761
Data processing and software amortization	1,361	1,172	2,652	2,157
Other non-interest expense	5,502	5,317	9,962	9,822

Total non-interest expense	30,860	30,072	59,980	57,343

Net income before taxes	35,177	34,797	69,564	65,040
Federal income taxes	11,740	11,804	23,189	21,818

Net income available to common shareholders	$23,437	$22,993	$46,375	$43,222

(B)

Net interest income on a tax equivalent basis would be $54,692 and $52,141 for the three months ended June 30, 2008 and June 30, 2007, respectively, and $107,524 and $98,905 for the six months ended June 30, 2008 and June 30, 2007, respectively.

(C)

Salaries and benefits includes equity compensation expenses of $393 and $524 for the three months ended June 30, 2008 and June 30, 2007, respectively, and $641 and $957 for the six months ended June 30, 2008 and June 30, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	1,397	1,408	1,397	1,408

Book value per share	$26.44	$24.69	$26.44	$24.69
Tangible book value per share	$7.79	$6.75	$7.79	$6.75

Period end shares outstanding	46,060	43,811	46,060	43,811
Weighted average shares outstanding (basic)	44,852	43,796	44,520	41,816
Weighted average shares outstanding (diluted)	45,039	44,216	44,676	42,261

Non-accrual loans	$2,727	$1,265	$2,727	$1,265
Accruing loans 90 or more days past due	2,130	6,216	2,130	6,216
Restructured loans	0	0	0	0

Total non-performing loans	4,857	7,481	4,857	7,481
Repossessed assets	139	75	139	75
Other real estate	6,655	3,637	6,655	3,637

Total non-performing assets	$11,651	$11,193	$11,651	$11,193

Allowance for credit losses at end of period	$34,085	$36,129	$34,085	$36,129

Net charge-offs	$1,163	$531	$2,806	$1,166

Basic earnings per share	$0.52	$0.53	$1.04	$1.03

Diluted earnings per share	$0.52	$0.52	$1.04	$1.02

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.43%	1.47%	1.43%	1.44%
Return on average common equity (annualized)	7.96%	8.54%	7.99%	8.59%
Return on average tangible common equity (annualized)	26.93%	32.04%	27.01%	31.10%
Net interest margin (D) (tax equivalent) (annualized)	4.10%	4.09%	4.07%	4.02%

Efficiency ratio(E)	46.17%	46.19%	45.62%	46.68%

Asset Quality Ratios

Non-performing assets to average earning assets	0.22%	0.22%	0.22%	0.23%
Non-performing assets to loans and other real estate	0.35%	0.35%	0.35%	0.35%
Net charge-offs to average loans	0.04%	0.02%	0.09%	0.04%
Allowance for credit losses to total loans	1.03%	1.14%	1.03%	1.14%

Common Stock Market Price

High	$32.29	$35.91	$32.29	$37.11

Low	$25.37	$32.63	$21.96	$32.18

Period end market price	$26.73	$32.76	$26.73	$32.76

(D)	Net interest margin for all periods presented is calculated on an actual/365 or actual/ 366 day basis.
(E)

Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	June 30, 2008		March 31, 2008		December 31, 2007		Sept 30, 2007
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Balance Sheet Data (at period end)

Loan Portfolio

Commercial	$486,817	14.7%	$452,635	14.3%	$453,644	14.5%	$445,132	14.2%
Construction	658,669	19.9%	664,679	21.0%	683,171	21.7%	708,355	22.7%
1-4 family residential	568,377	17.1%	546,765	17.3%	526,338	16.7%	527,176	16.9%
Home equity	95,774	2.9%	94,559	3.0%	93,877	3.0%	94,861	3.0%
Commercial real estate	1,241,872	37.5%	1,161,668	36.7%	1,148,709	36.6%	1,108,254	35.4%
Agriculture	135,421	4.1%	119,346	3.8%	114,019	3.6%	115,619	3.7%
Consumer	126,398	3.8%	121,975	3.9%	123,213	3.9%	128,158	4.1%

Total Loans	$3,313,328		$3,161,627		$3,142,971		$3,127,555

Deposit Types

Non-interest bearing DDA	$1,285,493	24.3%	$1,202,622	24.3%	$1,168,069	23.5%	$1,165,089	24.4%
Interest bearing DDA	750,214	14.2%	769,440	15.5%	1,004,761	20.2%	809,459	16.9%
Money Market	1,213,710	22.9%	1,042,744	21.1%	970,112	19.5%	997,250	20.9%
Savings	251,815	4.7%	239,633	4.8%	223,161	4.5%	225,831	4.7%
Time < $100	840,744	15.9%	819,671	16.6%	791,818	16.0%	800,400	16.7%
Time > $100	954,658	18.0%	874,608	17.7%	808,486	16.3%	785,985	16.4%

Total Deposits	$5,296,634		$4,948,718		$4,966,407		$4,784,014

Loan to Deposit Ratio	62.6%		63.9%		63.3%		65.4%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sept 30, 2007	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)

Total loans	$3,313,328	$3,161,627	$3,142,971	$3,127,555	$3,181,176
Investment securities (F)	2,235,703	2,086,382	1,857,606	1,804,326	1,818,723
Federal funds sold and other temporary investments	14,230	32,268	193,043	101,173	32,243

Total earning assets	5,563,261	5,280,277	5,193,620	5,033,054	5,032,142
Allowance for credit losses	(34,085)	(32,067)	(32,543)	(35,536)	(36,129)
Cash and due from banks	170,966	159,754	178,247	141,662	153,854
Goodwill	811,391	769,013	753,909	745,650	736,624
Core deposit intangibles	47,536	43,577	46,069	48,689	49,317
Other real estate	6,655	11,612	10,207	1,460	3,637
Fixed assets, net	125,000	123,806	120,044	120,794	120,810
Other assets	103,010	108,761	102,790	114,751	124,659

Total assets	$6,793,734	$6,464,733	$6,372,343	$6,170,524	$6,184,914

Demand deposits	$1,285,493	$1,202,622	$1,168,069	$1,165,089	$1,184,172
Interest bearing deposits	4,011,141	3,746,096	3,798,338	3,618,925	3,592,210

Total deposits	5,296,634	4,948,718	4,966,407	4,784,014	4,776,382
Securities sold under repurchase agreements	99,225	70,942	84,581	79,484	86,035
Federal funds purchased and other borrowings	42,089	125,360	31,466	31,988	59,499
Junior subordinated debentures	92,265	112,885	112,885	112,885	120,617
Other liabilities	45,916	58,761	49,573	50,908	60,805

Total liabilities	5,576,129	5,316,666	5,244,912	5,059,279	5,103,338
Shareholders’ equity (G)	1,217,605	1,148,067	1,127,431	1,111,245	1,081,576

Total liabilities and equity	$6,793,734	$6,464,733	$6,372,343	$6,170,524	$6,184,914

(F)

Includes ($633), $3,903, ($7,795), ($2,924), and ($5,111) in unrealized gains (losses) on available for sale securities for the quarterly periods ending June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, and June 30, 2007, respectively.

(G)

Includes ($411), $2,537, ($5,067), ($1,901), and ($3,322) in after tax unrealized gains (losses) on available for sale securities for the quarterly periods ending June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, and June 30, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	June 30, 2008	Mar 31, 2008	Dec 31, 2007		Sept 30, 2007	Jun 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$55,948	$58,520	$61,682		$64,036	$64,622
Interest on securities	25,856	24,783	22,446		23,316	21,996
Interest on federal funds sold and other earning assets	175	1,162	1,313		652	682

Total interest income	81,979	84,465	85,441		88,004	87,300

Interest expense- deposits	25,210	28,945	30,354		31,794	31,421
Interest expense- debentures	1,558	2,019	2,206		2,358	2,896
Interest expense- other	1,240	1,506	1,247		2,483	1,639

Total interest expense	28,008	32,470	33,807		36,635	35,956

Net interest income	53,971	51,995	51,634		51,369	51,344
Provision for credit losses	1,000	1,167	120		75	320

Net interest income after provision for credit losses	52,971	50,828	51,514		51,294	51,024

Service charges on deposits accounts	10,727	10,506	11,029		10,785	10,613
Net gain on sale of assets	198	43	85		640	82
Brokered mortgage income	113	109	105		188	254
Net gain on sale of held for sale loans	110	73	132		269	310
Gain on sale of securities	0	0	28		58	0
Other non-interest income	1,918	1,948	1,869		2,219	2,586

Total non-interest income	13,066	12,679	13,248		14,159	13,845

Salaries and benefits	16,751	16,130	15,747		16,365	16,496
CDI amortization	2,459	2,492	2,620		2,586	2,566
Net occupancy and equipment	2,867	2,810	2,775		2,665	2,636
Depreciation	1,920	1,937	1,955		1,895	1,885
Impairment write-down loss on securities	0	0	9,975		0	0
Data processing and software amortization	1,361	1,291	1,123		1,290	1,172
Other non-interest expense	5,502	4,460	5,218		5,286	5,317

Total non-interest expense	30,860	29,120	39,413		30,087	30,072

Net income before taxes	35,177	34,387	25,349		35,366	34,797
Federal income taxes	11,740	11,449	8,268		11,518	11,804

Net income available to common shareholders	$23,437	$22,938	$17,081	(H)	$23,848	$22,993

(H)	Earnings for the three months ended December 31, 2007 includes a $10.0 million pre-tax, or $6.5 million after-tax, impairment charge on write-down of securities.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	June 30, 2008	Mar 31, 2008	Dec 31, 2007		Sep 30, 2007	Jun 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.43%	1.43%	1.11	%(I)	1.53%	1.47%
Return on average common equity (annualized)	7.96%	8.02%	6.09	%(I)	8.67%	8.54%
Return on average tangible equity (annualized)	26.93%	27.28%	20.83	%(I)	30.53%	32.04%
Net interest margin (tax equivalent) (annualized)	4.10%	4.03%	4.12%		4.07%	4.09%

Employees - FTE	1,397	1,374	1,359		1,369	1,408

Efficiency ratio	46.17%	45.06%	45.45%		46.41%	46.19%
Non-performing assets to average earning assets	0.22%	0.33%	0.30%		0.19%	0.22%
Non-performing assets to loans and other real estate	0.35%	0.55%	0.49%		0.30%	0.35%
Net charge-offs to average loans	0.04%	0.05%	0.10%		0.04%	0.02%
Allowance for credit losses to total loans	1.03%	1.01%	1.04%		1.14%	1.14%

Tier 1 risk-based capital	12.70%	13.16%	13.13%		13.03%	12.36%

Total risk-based capital	13.67%	14.11%	14.11%		14.11%	14.18%

Tier 1 leverage capital	7.87%	7.91%	8.09%		7.83%	7.57%

Tangible equity to tangible	6.04%	5.94%	5.88%		5.89%	5.48%

Equity to assets	17.92%	17.76%	17.69%		18.01%	17.49%

(I)

Earnings for the three months ended December 31, 2007 includes a $6.5 million after-tax impairment charge on write-down of securities, which resulted in a 41 basis point decrease on return on average assets to 1.11%, a 231 basis point decrease on return on average equity to 6.09% and a 790 basis point decrease on return on average tangible common equity to 20.83%.

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,203,305	$55,948	7.02%
Investment securities	2,131,370	25,856	4.85%
Federal funds sold and other temporary investments	33,803	175	2.08%

Total interest earning assets	5,368,478	$81,979	6.14%

Allowance for credit losses	(32,813)
Non-interest earning assets	1,203,599

Total assets	$6,539,264

Interest Bearing Liabilities:
Interest bearing demand deposits	$745,413	$1,652	0.89%
Savings and money market deposits	1,370,964	6,678	1.96%
Certificates and other time deposits	1,708,251	16,880	3.97%
Securities sold under repurchase agreements	82,408	574	2.80%
Federal funds purchased and other borrowings	76,132	666	3.52%
Junior subordinated debentures	102,575	1,558	6.11%

Total interest bearing liabilities	4,085,743	$28,008	2.76%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,215,176
Other liabilities	61,187

Total liabilities	5,362,106
Shareholders’ equity	1,177,158

Total liabilities and shareholders’ equity	$6,539,264

Net Interest Income & Margin		$53,971	4.04%

Net Interest Income & Margin (tax equivalent)		$54,692	4.10%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,219,900	$64,622	8.05%
Investment securities	1,837,702	21,996	4.79%
Federal funds sold and other temporary investments	51,238	682	5.34%

Total interest earning assets	5,108,840	$87,300	6.85%

Allowance for credit losses	(36,348)
Non-interest earning assets	1,175,434

Total assets	$6,247,926

Interest Bearing Liabilities:
Interest bearing demand deposits	$839,596	$4,193	2.00%
Savings and money market deposits	1,241,951	9,030	2.92%
Certificates and other time deposits	1,588,052	18,198	4.60%
Securities sold under repurchase agreements	75,809	782	4.14%
Federal funds purchased and other borrowings	65,892	857	5.22%
Junior subordinated debentures	141,236	2,896	8.22%

Total interest bearing liabilities	3,952,536	$35,956	3.65%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,168,630
Other liabilities	49,799

Total liabilities	5,170,965
Shareholders’ equity	1,076,961

Total liabilities and shareholders’ equity	$6,247,926

Net Interest Income & Margin		$51,344	4.03%

Net Interest Income & Margin (tax equivalent)		$52,141	4.09%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Six Months Ended June 30, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,173,240	$114,468	7.25%
Investment securities	2,054,440	50,639	4.93%
Federal funds sold and other temporary investments	82,702	1,337	3.25%

Total interest earning assets	5,310,382	$166,444	6.30%

Allowance for credit losses	(32,381)
Non-interest earning assets	1,199,982

Total assets	$6,477,983

Interest Bearing Liabilities:
Interest bearing demand deposits	$807,570	$4,773	1.19%
Savings and money market deposits	1,311,655	14,092	2.16%
Certificates and other time deposits	1,684,444	35,290	4.21%
Securities sold under repurchase agreements	74,241	1,178	3.19%
Federal funds purchased and other borrowings	86,554	1,568	3.64%
Junior subordinated debentures	106,012	3,577	6.79%

Total interest bearing liabilities	4,070,476	$60,478	2.99%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,184,121
Other liabilities	63,032

Total liabilities	5,317,629
Shareholders’ equity	1,160,354

Total liabilities and shareholders’ equity	$6,477,983

Net Interest Income & Margin		$105,966	4.01%

Net Interest Income & Margin (tax equivalent)		$107,524	4.07%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Six Months Ended June 30, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,045,020	$121,882	8.07%
Investment securities	1,852,538	43,705	4.72%
Federal funds sold and other temporary investments	61,288	1,576	5.19%

Total interest earning assets	4,958,846	$167,163	6.80%

Allowance for credit losses	(34,173)
Non-interest earning assets	1,090,636

Total assets	$6,015,309

Interest Bearing Liabilities:
Interest bearing demand deposits	$848,943	$8,923	2.12%
Savings and money market deposits	1,209,377	17,297	2.88%
Certificates and other time deposits	1,520,229	34,314	4.55%
Securities sold under repurchase agreements	67,515	1,384	4.13%
Federal funds purchased and other borrowings	88,075	2,319	5.31%
Junior subordinated debentures	133,763	5,494	8.28%

Total interest bearing liabilities	3,867,902	$69,731	3.64%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,097,824
Other liabilities	43,344

Total liabilities	5,009,070
Shareholders’ equity	1,006,239

Total liabilities and shareholders’ equity	$6,015,309

Net Interest Income & Margin		$97,432	3.96%

Net Interest Income & Margin (tax equivalent)		$98,905	4.02%

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